LEASE AGREEMENT

         THIS AGREEMENT made and entered into by and between RDC Sales, Inc., an Arkansas corporation (herein called "Landlord"), and Day Runner, Inc., a Delaware corporation (herein called "Tenant").


                                   WITNESSETH:

         For and in consideration of the covenants and agreements hereinafter contained, Landlord does hereby let, lease, and demise unto Tenant, and Tenant does hereby lease from Landlord 84,000 square foot of a 114,000 square foot warehouse and office facility (the "Leased Premises"), which is depicted on Exhibit "A", affixed hereto, located on Lot 1, Phase I, North Little Rock I-440 Industrial Park Addition to the City of North Little Rock, Pulaski County, Arkansas (the "RDC Tract").

         TO HAVE  AND TO HOLD the same  unto the said  Tenant  and unto the said
Tenant's heirs, successors and assigns, together with all privileges and appurtenances thereunto belonging, for the term and under the conditions hereinafter set forth.

         1. Term. The term (the "Term") of this Lease shall be for a period of five (5) years, beginning on the 1st day of October, 1997 ("Commencement Date"), and ending on the 1st day of October, 2002. Provided that no event of default (as defined in Section 15) has occurred and is then continuing, Tenant shall have the right and option to extend the Term of the Lease for one (1) successive, additional period of five (5) years(the "Renewal Term") in accordance with the provisions of this Section 1. The option for the Renewal Term may be exercised by Tenant by written notice given to Landlord not less than six (6) months prior to the end of the initial Term. All of the terms and provisions of this Lease shall govern and be applicable to the Renewal Term, except that the rent due during such Renewal Term shall be the amount determined pursuant to Section 3 hereof.

         2. Rental. As rental for said Leased Premises during the Term, Tenant shall pay to Landlord rental in the amount of Twenty Thousand Dollars ($20,000.00) per month payable monthly in advance on or before the 1st day of each month during the Term of this Lease.

         3. (a) Renewal Rent. If the Tenant exercises its option to extend the Term of this Lease, its fixed rent during the Renewal Term shall be Twenty Thousand and 00/100 Dollars ($20,000.00) per month, plus any increase as determined in accordance with the provisions of subdivision (B) below; provided, however, that in no event shall such increase exceed eight percent (8%).

         (b) Rent Adjustment.

                  (1) As promptly as practicable after the end of the initial five-year Term of this Lease, the Landlord shall compute any increase in the cost of living for the preceding five-year period based upon the "Revised Consumers Price Index--Cities (1967 = 100)" (the "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor.

                  (2) The "base index number" shall be the Index number indicated for the City of Little Rock, Arkansas, entitled "all items", for the month of September, 1997. The "current index number" shall be the corresponding Index number for the month of September, 2002.

                  (3) The current Index number shall be divided by the base Index number, and the integer 1 shall be subtracted from such quotient. Any resulting positive number shall be deemed to be the percentage of increase in the cost of living.

                  (4) The increase referred to in subdivision (A) above shall be determined by multiplying the percentage of increase by Twenty Thousand and 00/100 Dollars ($20,000.00).

                  (5) Landlord shall give Tenant notice of any such increase within a reasonable time after obtaining the necessary data for computing it. Landlord's computation shall be conclusive and binding, but shall not preclude any adjustment that may be required by a published amendment of the index figures upon which such computation was based unless Tenant notifies Landlord of any claimed error therein within 60 days after such notice is given.

         (C) Rent Payment. The fixed rent, as determined above (i.e., $20,000.00 plus the "increase" calculated in accordance with paragraphs (1) through (4) of subdivision (B)), shall be due and payable monthly to Landlord, commencing with the first month of the extended Term of this Lease. Any retroactive payments then due shall be payable within five days after the above provided notice is given. If there is any subsequent redetermination of such amount, the parties shall promptly make the indicated adjustment.

         (D) Substituted Index. If publication of the Consumers Price Index is discontinued, the parties shall accept comparable statistics on the cost of living for the City of Little Rock, Arkansas, as such statistics are computed and published by a federal agency or by a recognized financial periodical selected by the parties or by arbitration. If comparable statistics are used in place of the Consumers Price Index, or if the Index figure is published at non-monthly intervals, the method of computation shall include all revisions required to carry out the intent of this Article.

         4. Utilities. Tenant shall be responsible for the prompt and full payment, as and when due, of all charges for water (including sewer taxes), electricity, gas, telephone and other utilities consumed on the Leased Premises.

         5. Taxes. Tenant shall pay in each Tax Year during the Term, as Additional Rental, a proportionate share of all real estate taxes, ad valorem taxes and assessments, general and special assessments, or any other tax imposed upon or levied against real estate or upon owners of real estate as such rather than persons generally, including taxes imposed on leasehold improvements which are assessed against Landlord, payable with respect to allocable to the RDC Tract, including all land, the Leased Premises and all other building improvements situated thereon, together with the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, but only to the extent of the actual reduction realized as a result of such negotiation, contest or appeal, all the foregoing being collectively referred to herein as "Taxes". Tenant's proportionate share of Taxes for any Tax Year shall be computed by multiplying the amount of such Taxes by a fraction, the numerator of which shall be Tenant's floor area of 84,000 square feet and the denominator of which shall be the floor area for all buildings located on the RDC Tract (currently totaling 114,000 square feet). For the Tax Year in which the term of this Lease commences or terminates, the provisions of this Section shall apply, but Tenant's liability for its proportionate share of any taxes for such year shall be subject to a pro-rata adjustment based upon the number of days of such Tax Year falling with the term of this Lease.

         Tenant's proportionate share of Taxes shall be paid by Tenant annually in such amounts as are estimated and billed for each Tax Year by Landlord during the term, each such payment being due on October 1 of each Tax Year. If at any time during a Tax Year it shall appear that Landlord has underestimated Tenant's proportionate share of Taxes for such Tax Year, Landlord may re-estimate Tenant's proportionate share of Taxes and may bill Landlord for any deficiency which may have accrued during such Tax Year. Within one hundred twenty (120) days after Landlord's receipt of tax bills for each Tax Year, or such reasonable (in Landlord's determination) time thereafter, Landlord will notify Tenant of the amount of Taxes for the Tax Year in question and the amount of Tenant's proportionate share thereof. Any overpayment or deficiency in Tenant's payment of its proportionate share of Taxes for each Tax year shall be adjusted between Landlord and Tenant, and Landlord and Tenant hereby agree that Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Term, pay Tenant), as the case may be, within thirty (30) days of the aforesaid notification to Tenant, such amount necessary to effect such adjustment. The failure of Landlord to provide such notification within the time prescribed above shall not relieve Tenant of its obligations hereunder.

         Tenant will be entitled from time to time to audit the books and records of Landlord regarding Taxes on the RDC Tract to assure that the prorations of Taxes from time to time reported by Landlord are in keeping with the provisions of the Lease. In the event such audit discloses any error, Landlord shall make a correcting payment in full to Tenant within 30 days after the determination of the amount of such error.

         The term "Tax Year" means each twelve (12) month period (deemed, for the purpose of this Section, to have 365 days) established as the real estate tax year by the taxing authorities having lawful jurisdiction over the RDC Tract.

         Landlord agrees to cooperate with Tenant in any action initiated by Tenant to protest, reduce or minimize real property taxes affecting the RDC Tract.

         6. Repairs. Landlord agrees that it will keep and maintain in good condition and repair, at its sole cost and expense, the exterior walls, exterior plumbing, roof, roof membrane and points of entry to the Leased Premises, including, without limitation, the plate glass portions thereof (collectively, the "Structural Elements"); provided, however, if Tenant's operations or construction activities at the Leased Premises cause a penetration of the roof membrane, Tenant and not Landlord shall be responsible for the cost of repairs thereto. Landlord further agrees that if any portion of the Structural Elements shall become defective or damaged at any time during the Term, Landlord will immediately cause repairs to be made and restore the defective portions to good condition. Should Landlord fail or refuse to commence repair of any defective condition of the Structural Elements within ten (10) days from receipt of notice of the condition requiring repair, Tenant may cause such defect to be remedied and restored to good condition and may charge the reasonable cost thereof to Landlord.

         Tenant agrees to be responsible for the maintenance and normal operating condition of all heating, electrical and air conditioning equipment and interior plumbing on the Leased Premises. Tenant at its own cost and expense shall maintain and keep the interior and the plate glass portions of the Leased Premises in as good repair as when the premises were received, ordinary wear and tear and casualties beyond Tenant's control alone excepted, and Tenant shall return the Leased Premises at the expiration or termination of this Lease in good order and condition, excepting only ordinary wear and tear and casualties beyond Tenant's control.

         7. Alterations. Tenant shall have the right and privilege to make, at Tenant's expense, ordinary repairs and alterations to the Leased Premises without Landlord's prior consent; provided, however, no alterations or changes of a structural nature shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         8. Fixtures. All trade fixtures installed by Tenant or acquired by Tenant independently of this Lease shall remain Tenant's property and may be removed by Tenant at the expiration of this Lease; provided, however, Tenant shall restore the Leased Premises and repair any damage thereto caused by such removal.

         9. Acceptance of Premises. Subject to the following representations and warranties of Landlord, it is expressly understood and agreed by the Tenant that it is leasing the demised premises in its current condition. Landlord represents and warrants that the Leased Premises (including, without limitation, any Tenant improvements contemplated to be made by Landlord), at the time of execution of the Lease is and shall be in compliance with any and all applicable federal, state or local laws, ordinances and regulations ("Legal Requirements"), including, without limitation, those relating to (a) the environment (including, without limitation, those relating to hazardous materials, hazardous substances, hazardous waste, infectious waste, toxic materials, regulated materials and substances and the like), health and/or safety, (b) the Americans with Disabilities Act ("ADA"), and (c) zoning and building codes, occupancy and permit requirements required for Tenant's intended use, and (d) laws or regulations pertaining to "CFCs". Notwithstanding anything to the contrary. Tenant shall not be responsible for compliance with items (a) through (d) above or any other Legal Requirements not relating to the Leased Premises and occasioned by Tenant's particular use of the Leased Premises. Landlord further represents and warrants to Tenant that as of the Commencement Date (i) the existing electrical, plumbing, lighting, heating, ventilating and air conditioning systems, and loading doors (if any) and all other such elements of the building, in the Leased Premises, other than those constructed by Tenant, shall be in good operating condition, (ii) the surface and structural elements of the roof, bearing walls and foundation of the building on the Leased Premises shall be free of material defects, and (iii) there shall exist separate secured entrances to each of the Leased Premises and the premises of the other tenant of the Property. In the event that it s determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation; provided, however, that Landlord shall not be obligated to rectify such violation if Tenant fails to give such written notice to Landlord within one hundred twenty (120) days after the commencement of this Lease.

         10. Untenantability. Should the improvements on the Leased Premises, or any part thereof, be rendered unfit for occupancy for the purposes for which they are hereby let, by reason of fire, windstorm, or other act of nature or unavoidable casualty, the rentals hereinabove stipulated to be paid by the Tenant, or such proportion thereof as is related to that portion of the improvements on the premises rendered untenantable by reason of such damage, shall be remitted and abated by Landlord while the same remains unfit for occupancy and until the premises involved shall have been repaired or returned to tenantable condition by Landlord. Provided, however, during the last twelve
(12) months of the Term, Landlord may, upon the occurrence of any such casualty, elect to terminate this Lease if the cost of replacing or repairing the improvements so damaged upon the premises equals or exceeds Fifty Percent (50%) of the property damage insurance coverage maintained by Landlord thereon. As used in this Section 10, the term "untenantable" includes, without limitation, the following conditions: (i) inadequate waterproofing and weather protection of roof and exterior walls, such as broken windows and doors, (ii) non-operational plumbing, water or electrical systems, or (iii) non-operational gas facilities. Landlord shall in no way be liable or responsible for any damage to any property of the Tenant in or about the Leased Premises by reason of flood, water, fire, windstorm or other casualty or act of nature.

         11. Warranties of Title. Landlord hereby warrants and covenants with and unto Tenant that he has an absolute and indefeasible title to the Leased Premises, and that Landlord will, during the term hereof and the full performance by Tenant of Tenant's obligations and covenants hereunder, defend the same and hold harmless the Tenant against the lawful claims of any and all persons whomsoever.

         12. Conduct of Business and Uses. The Leased Premises are leased to Tenant for the purpose of carrying on the business of manufacturing and distributing marker boards, cork boards, markers, and organizers, planners and other similar products, and related uses, and Tenant covenants and agrees with and unto Landlord that the premises will be used for those purposes and those related to them and no other, except with the prior written consent of Landlord. Tenant covenants and agrees that Tenant will not do or permit to be done anything in, upon, or about the Leased Premises that increases the hazard of fire beyond that which exists by reason of the uses and occupancy of the premises for the purposes mentioned. Tenant agrees to pay fire insurance premiums on the improvements and building which Landlord shall maintain on the Leased Premises, and Tenant will not do or permit to be done anything within Tenant's control which would make the Leased Premises, or the improvements thereon, uninsurable in whole or in part. Tenant agrees that Tenant will not commit waste nor permit waste to be committed or done upon the Leased Premises.

         13. Signs and Advertising. No sign, picture, advertisement, or notice (collectively, "Signs") except on the glass of the doors or windows shall be displayed on any part of the outside of said building or on or about the premises hereby demised without the prior consent, in writing, of the Landlord, which consent shall not be unreasonably withheld or delayed, and the Landlord may remove any Signs that have not received Landlord's prior consent without notice to the Tenant and at the Tenant's expense. Upon termination of this Lease, Tenant will remove any sign, advertisement or notice painted on or affixed to the Leased Premises, and restore the place it occupied to the condition which existed as of the date this Lease takes effect.

         14. Indemnity Against Damage or Injury. Tenant agrees to defend, indemnify, and hold harmless the Landlord against any claim, expense, loss or liability as a result of any breach by Tenant, Tenant's agents, servants, employees, customers, visitors, or licensees, of any covenant or condition of this Lease, or as a result of Tenant's use or occupancy of the Leased Premises, or as a result of the carelessness, negligence, or improper conduct of Tenant, Tenant's agents, servants, employees, customers, visitors, or licensees. Tenant agrees to keep and maintain at all times during the term hereof, in full force and effect, with a company or companies acceptable to Landlord, insurance against third party liability by reason of Tenant's occupancy of the Leased Premises with limits of liability thereunder of not less than $1,000,000.00 per person, $1,000,000.00 per accident, and $250,000.00 coverage for property damage, and Landlord shall be a named an additional insured in such policies.

         15. Default. Tenant shall be in default under the provisions of this Lease agreement upon the happening of any of the following events or conditions:

                  (a) Failure to pay the rentals provided herein at the times, in the amounts and in the manner set forth or within ten days after the date the same become due;

                  (b) Failure to keep or perform any of the covenants on the part of the Tenant herein to be kept or performed and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure;

                  (c) Should the Tenant become insolvent, or become bankrupt, either voluntary or involuntary, or make any assignment for the benefit of creditors, or if a receiver be appointed for the benefit of Tenant's creditors, or if a receiver be appointed for Tenant to take charge of and manage Tenant's affairs, or if any levee of execution against the Tenant remains unsatisfied for a period of ten days from and after the levy of the same.

         16. Remedies in the Event of Default. In the event of a default by Tenant, during the term hereof, Landlord may, at Landlord's option, declare this Lease thereupon terminated, and Landlord shall have the right to enter upon and take possession of the Leased Premises, either with or without notice, and to evict and expel Tenant and any or all of Tenant's property, belongings, and effects therefrom, without legal process and without thereby being guilty of any manner of trespass either at law or in equity which remedy is in addition to any other remedies of Landlord either at law or in equity, including, without limitation, the collection of delinquent rents, possession of the Leased Premises, damages for breach of this agreement by Tenant, or otherwise. No delay in or failure to exercise any of the options herein granted to Landlord by reason of a default shall be a waiver thereof, and the waiver on one occasion of a default shall not be deemed a waiver of Landlord's right to exercise its remedies by reason of the same or a similar default at any later occasion. Notwithstanding the foregoing, Landlord shall not be entitled to use force in the exercise of any of its rights and remedies under this Lease. Notwithstanding anything to the contrary in this Lease, Landlord shall have the duty to mitigate damages in the event of Tenant's default, inter alia, by using reasonable efforts to re-let the Leased Premises.

         17. Waiver of Subrogation. Landlord and Tenant and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance on the Leased Premises, or covered by insurance in connection with the property or activities conducted on the Leased Premises, regardless of the cause of the damage or loss.

         18. Assignment and Subletting. Tenant shall not assign this Lease, nor sublet the Leased Premises or any part thereof, without the prior consent in writing of Landlord, which consent shall not be unreasonably withheld or delayed. The consent by Landlord to a particular assignment of subletting shall not be construed to relieve Tenant from the obligation to obtain the consent in writing of Landlord on any other or future assignment or subletting. Notwithstanding anything to the contrary in this Lease, Landlord's prior consent shall not be required for any assignment of the Lease or any subletting of all or any portion of the Leased Premises to any affiliate of Tenant. As used in this Section 18, the term "affiliate" means any entity which controls, is controlled by, or which is under common control with Tenant.



         19. Condemnation. In the event all or any part of the Leased Premises should be subjected to eminent domain proceedings, and if pursuant thereto a portion of the Leased Premises shall be condemned so as to render the residue inadequate for Tenant's purposes as herein set forth, Tenant shall have the option to terminate and cancel this Lease by giving written notice of such intention to Landlord. If any such taking shall not render the residue of the Leased Premises wholly inadequate for Tenant's purposes as herein set forth, Tenant's rentals hereunder shall be reduced in the proportion which the value of the property taken bears to the whole value of the Leased Premises with improvements. In any such condemnation proceedings, all damages allocable to full fee simple ownership of the Leased Premises shall be payable to Landlord, and any damages for loss of leasehold interest, including the unamortized portion of the value involved in such condemnation of any non-removable fixture placed on the Leased Premises by Tenant with Landlord's approval shall be payable to Tenant.

         20. Surrender of Possession. At the end of the term of this Lease, or upon earlier termination by Landlord in accordance with the options herein reserved, Tenant agrees to surrender possession of the Leased Premises without demand. Should Tenant fail so to do, Tenant shall be responsible in addition to the damages generally recoverable by Landlord by reason of any breach by Tenant, for all damages Landlord may sustain, including claims made by any succeeding tenant against Landlord which are founded upon delay or failure in delivering possession of the Leased Premises to such succeeding tenants.

         21. Binding Effect. This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors, legal representatives, heirs and assigns, except as expressly limited otherwise herein.

         22. Time of Essence. The time of the making of the payments and of the keeping of the covenants herein are of the essence of this agreement and the parties hereto so agree.

         23. Notices. Any notice called for or permitted under the terms hereof may be given in writing and sent by ordinary mail to the last address of the party to whom the notice is to be given as designated by such party in writing. Landlord designates its address as 1805 East 22nd Street, Little Rock, Arkansas 72206. Tenant hereby designates its address as 15295 Alton Parkway, Irvine, California 92718, Attention: Chief Executive Officer. Any notice so given shall be deemed given when posted. Designations of address may be changed by written notice given by ordinary mail from either party to the other.

         24. Non-Disturbance Agreement. This Lease shall not be subordinate to any mortgage, deed of trust or similar interest unless Tenant is provided with a non-disturbance agreement in form reasonably acceptance to Tenant, executed by the mortgagee, trustee, or beneficiary, as the case may be. Landlord agrees to secure a non-disturbance agreement inform reasonably acceptable to Tenant for all such interest holders in existence on the date of execution of the Lease.

         25. Use of Common Areas. Landlord grants to Lssee and its agents, employees and customers a non-exclusive license to use the parking areas, sidewalks, driveways and open land areas (the "Common Areas") in common with others during the Term hereof, subject to the exclusive control and management thereof at all times by Landlord and subject, further, to the rights of Landlord set forth herein.

         Landlord will operate and maintain or will cause to be operated and maintained the Common Areas in a manner deemed by Landlord to be reasonable and appropriate. Landlord will have the right (i) to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas; (ii) to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the parking areas and other Common Areas; (iii) to close all or any portion of said parking areas or other Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual) of any rights to any person or to the public therein; (iv) to close temporarily any or all portions of the Common Areas; (v) to discourage non-customer parking; and (vi) to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable; provided, however, if Landlord causes a reduction in the parking areas available for Tenant and if the remaining unclosed parking areas do not provide adequate parking for Tenant, its employees and invitees, Landlord shall provide comparable replacement parking, within reasonable walking distance to the Leased Premises, at no additional cost to Tenant, its employees or invitees.

         Tenant and its employees shall park their cars only in such areas designated for that purpose by Landlord. Tenant shall furnish Landlord with state automobile license numbers assigned to Tenant's car or cars and cars used by its employees within five (5) days after taking possession of the Leased Premises and shall thereafter notify Landlord of any changes in such information within five (5) days after such changes occur.

         26. Landlord's Indemnity. Landlord, on behalf of itself and any party claiming by, through or under Landlord, hereby agrees to indemnify, defend and hold Tenant, its agents and employees, harmless from claims for personal injury, death, or property damage to the extent arising from incidents occurring in or about the Leased Premises caused by any negligent action or omission of Landlord, its agents, employees, contractors, licensees or invitees. If Tenant is made a party to any action commenced by or against Landlord and any such action arises out of matters for which Landlord has provided indemnification for Tenant as hereinbefore provided, Landlord agrees to indemnify and hold Tenant harmless therefrom and to pay all judgments, settlements, losses, expenses and costs (including attorneys' fees and expert witness and consultant fees) which may be incurred by Tenant in connection therewith.

         27. Landlord's Default. Landlord shall not be in default under this Lease unless Landlord fails to perform its obligations required hereunder within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord, specifying the obligations that Landlord has failed to perform.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands effective the 1st day of October, 1997.


                                    LANDLORD:

                                    RDC SALES, INC.



                                    BY:/s/ Charles D. Robertson, Jr.
                                    -------------------------------------
                                      CHARLES D. ROBERTSON, JR.,
                                      PRESIDENT


                                    TENANT:

                                    DAY RUNNER, INC.


                                    BY: /s/ Mark A. Vidovich
                                  NAME: MARK A. VIDOVICH
                                        -----------------------------------
                                 TITLE: Chief Executive Officer








STATE OF CALIFORNIA
COUNTY OF ORANGE


                                 ACKNOWLEDGEMENT


         On this 1st day of October, 1997, before me, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Charles D. Robertson, Jr., being the person authorized by said corporation to execute such instrument, to me personally well known, who stated that he was the President of RDC Sales, Inc., executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 1st day of October, 1997.


                                   /s/ MICHELE T. LEE
                                  ----------------------------------------
                                  NOTARY PUBLIC

MY COMMISSION EXPIRES:            Michele T. Lee
9/12/2001                         Commisison #1155155
- --------------------------        Notary Public - California
                                  Orange County
                                  My Comm. Expires Sept 12, 2001

STATE OF CALIFORNIA
COUNTY OF ORANGE


                                 ACKNOWLEDGEMENT


     On this 1st day of October, 1997, before me, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Mark A. Vidovich, being the person authorized by said corporation to execute such instrument, to me personally well known, who stated that he/she was the Chief Executive Officer of Day Runner, Inc., executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 1st day of October, 1997.

                                  /s/ MICHELE T. LEE
                                  ----------------------------------------
                                  NOTARY PUBLIC

MY COMMISSION EXPIRES:            Michele T. Lee
9/12/2001                         Commisison #1155155
- --------------------------        Notary Public - California
                                  Orange County
                                  My Comm. Expires Sept 12, 2001